EXHIBIT 99.1

Global Geophysical Reports Second Quarter Adjusted Loss of $0.03 Per Share

Backlog Increases to $201 Million; Data Library Late Sales Reach Record Levels

HOUSTON, Aug. 5, 2013 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. (NYSE:GGS) today reported a second quarter adjusted loss of $0.03 per share. The adjusted loss per share excludes non-cash, pre-tax amortization expense of approximately $19.2 million related to late sales and library backstop charges, certain other pre-tax, non-recurring charges of approximately $0.4 million recorded as a component of SG&A, with all adjustments normalized to a standard effective tax rate. For the second quarter, the Company recorded a loss of $0.42 per share.

Global also reported a sequential increase in backlog of approximately 12%. Backlog as of June 30, 2013 was $201 million, comprised of $174 million in Proprietary Services and $27 million in Multi-client Services. Backlog as of March 31, 2013 was $180 million, comprised of $136 million in Proprietary Services and $44 million in Multi-client Services.

Year-to-date library late sale revenues through June 30, 2013 were a record $50.2 million, higher than any other annual period in the Company's history. Second quarter data library late sales were $22.5 million. Overall, Company revenue in the second quarter was $63.4 million.

The Company maintained its commitment to remain cash flow neutral with respect to its investments in Multi-client library in the second quarter with investments of $51.4 million on a year-to-date basis through June 30, 2013. This level of investment was offset by $51.7 million of Multi-client pre-commitment revenue and Multi-client deferred revenue as of June 30, 2013.

"During the quarter, the Company continued to make steady progress on its key priorities," commented Richard White, CEO. "Backlog growth is one of the strongest indicators that we are doing the right things for our customers. We are also making good progress in fulfilling one of the top objectives I laid out for the team at the beginning of the year. Migrating the mix of business to a higher weighting of Proprietary Services remains a priority. Backlog now distinctly reflects that focus with over 85% of the total attributable to our Proprietary Services segment. Equally important, contract additions that drove backlog growth came from both long-term customer relationships as well as new customer relationships in several markets.

"As I indicated in the prior quarter, we also expect the geographic mix of our data acquisition revenues to be more heavily weighted to international operations. Our current backlog reflects this shift with over 70% being attributable to operations outside of North America. We continue to see high levels of bidding and tendering activity in these key international markets and expect this trend to continue.

"Within the North American market, we have started the transition to a majority weighting in Proprietary programs. Although still early in this effort, our backlog for the region includes customer commitments supporting this objective.

"Global also made substantial progress in capturing value from its Data Library assets. I'm pleased to report that Multi-client late sale revenues reached an all-time high on a year-to-date basis at the end of the second quarter, as compared to all other annual periods in the Company's history. Central to this effort was the new marketing and distribution relationship we announced at the end of the first quarter. Although non-cash amortization charges related to these assets burden operating income, the cash margin generation potential of our diverse library portfolio remains quite attractive.

"While we continue to make substantial progress on many fronts, the second quarter was a transitional period as we ramp up international operations and transition our focus in the North American market from Multi-client to Proprietary. Our focus is an orderly build out of the Proprietary order book with attention to execution for customers and the generation of superior returns for shareholders," noted White.

Second Quarter 2013 Results

The following tables set forth consolidated revenues for the three months ended June 30, 2013 and for the corresponding period of 2012 (amounts in millions):

	Three Month Period Ended June 30,
Revenues by Service	(unaudited)
	2013		2012
	Amount	%	Amount	%
Proprietary Services	$ 26.8	42%	$ 58.6	60%
Multi-client Services	36.6	58%	38.8	40%
Total	$ 63.4	100%	$ 97.4	100%

	Three Month Period Ended June 30,
Revenues by Area	(unaudited)
	2013		2012
	Amount	%	Amount	%
United States	$ 38.7	61%	$ 43.3	44%
International	24.7	39%	54.1	56%
Total	$ 63.4	100%	$ 97.4	100%

We recorded revenues of $63.4 million for the three months ended June 30, 2013 compared to $97.4 million for the same period of 2012, a decrease of $34.0 million, or 35%.

We recorded revenues from Proprietary Services of $26.8 million for the three months ended June 30, 2013, compared to $58.6 million for the same period of 2012, a decrease of $31.8 million, or 54%. Of this amount, the decrease related to our international Proprietary operations was $33.6 million, primarily due to a decrease in crew activities in Colombia and Brazil.

Multi-client Services generated revenues of $36.6 million for the three months ended June 30, 2013 compared to $38.8 million for the same period of 2012, a decrease of $2.2 million, or 6%. The $36.6 million in Multi-client Services revenues included $22.5 million of late sale revenues and $14.1 million of pre-commitment revenues. This compared to $10.6 million of late sale revenues, $24.7 million of pre-commitment revenues, and $3.5 million in non-cash data swap transactions during the same period of 2012.

Included within operating expenses is Multi-client Services amortization of $24.4 million. The average amortization rate for the quarter was 67%. Gross depreciation expense for the quarter was $9.5 million, of which $0.9 million was capitalized in connection with our Multi-client Services library investments resulting in net depreciation expense of $8.6 million.

Selling, General and Administrative Costs for the quarter included $5.9 million of Multi-client sales commissions.

Six Months Ended June 30, 2013 Results

The following tables set forth consolidated revenues for the six months ended June 30, 2013 and for the corresponding period of 2012 (amounts in millions):

	Six Month Period Ended June 30,
Revenues by Service	(unaudited)
	2013		2012
	Amount	%	Amount	%
Proprietary Services	$ 54.2	37%	$ 123.4	64%
Multi-client Services	92.6	63%	70.1	36%
Total	$ 146.8	100%	$ 193.5	100%

	Six Month Period Ended June 30,
Revenues by Area	(unaudited)
	2013		2012
	Amount	%	Amount	%
United States	$ 105.9	72%	$ 93.1	48%
International	40.9	28%	100.4	52%
Total	$ 146.8	100%	$ 193.5	100%

We recorded revenues of $146.8 million for the six months ended June 30, 2013 compared to $193.5 million for the same period of 2012, a decrease of $46.7 million, or 24%.

We recorded revenues from Proprietary Services of $54.2 million for the six months ended June 30, 2013, compared to $123.4 million for the same period of 2012, a decrease of $69.2 million, or 56%. Of this amount, the decrease related to our international Proprietary operations was $63.7 million, primarily due to a decrease in crew activities in Colombia and Brazil. Table 1 provides an analysis of segment margins.

Multi-client Services generated revenues of $92.6 million for the six months ended June 30, 2013 compared to $70.1 million for the same period of 2012, an increase of $22.5 million, or 32%. The increase was primarily attributable to higher late sale revenues, including $24.3 million from the contribution of our Mulit-client data marketing and distribution relationship. The $92.6 million in Multi-client Services revenues included $50.2 million of late sale revenues and $42.4 million of pre-commitment revenues. This compared to $25.3 million of late sale revenues, $40.3 million of pre-commitment revenues, and $4.5 million in non-cash data swap transactions during the same period of 2012. Table 3 provides selected data regarding Multi-client Services library activities.

Included within operating expenses is Multi-client Services amortization of $72.0 million, of which $13.0 million is attributable to impairment related charges for certain library assets. The average amortization rate for the six months ended June 30, 2013, excluding impairment related charges was 64%. Gross depreciation expense for the six months ended June 30, 2013 was $18.5 million, of which $2.6 million was capitalized in connection with Multi-client Services library investments resulting in net depreciation expense of $15.9 million. Table 2 provides a reconciliation of Net Income (Loss) to EBIT, EBITDA and Cash EBITDA (non-GAAP measures).

About Global Geophysical Services, Inc.

GGS provides an integrated suite of Geoscience solutions to the global oil and gas industry including high-resolution RG-3D Reservoir GradeSM seismic data acquisition, Multi-client data library products, micro seismic monitoring, seismic data processing, data analysis, and interpretation services. GGS combines experience, innovation, operational safety, and environmental responsibility with leading edge geophysical technology to facilitate successful E&P execution. GGS' combined product and service offerings provide the ability to Gain InSightSM in the exploration and production of hydrocarbons. GGS is headquartered in Houston, Texas. To learn more about GGS, visit www.GlobalGeophysical.com.

Forward-Looking Statements

The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this earnings release that address activities, events or developments that Global Geophysical expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements include but are not limited to statements about business outlook for the year, backlog and bid activity, business strategy, and related financial performance and statements with respect to future events. Such forward-looking statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, industry conditions, market position, future operations, profitability, liquidity, backlog, capital resources and other information currently available to management and believed to be appropriate.

Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the volatility of oil and natural gas prices, disruptions in the global economy, dependence upon energy industry spending, delays, reductions or cancellations of service contracts, high fixed costs of operations, weather interruptions, inability to obtain land access rights of way, industry competition, limited number of customers, credit risk related to our customers, asset impairments, the availability of capital resources, and operational disruptions. Global Geophysical Services Form 10-K for the year ended December 31, 2012, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Global's business, results of operations, and financial condition. These forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategies and liquidity. Although the Company believes that the expectations reflected in such statements are reasonable, the Company can give no assurance that such expectations will be correct. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. We assume no obligation to update any such forward-looking statements.

Backlog estimates are based on a number of assumptions and estimates including assumptions related to foreign exchange rates, proportionate performance of contracts and our valuation of assets, such as seismic data, to be received by us as payment under certain agreements. The realization of our backlog estimates are further affected by our performance under term rate contracts, as the early or late completion of a project under term rate contracts will generally result in decreased or increased, as the case may be, revenues derived from these projects. Contracts for services are occasionally modified by mutual consent and may be cancelable by the client under certain circumstances. Consequently, backlog as of any particular date may not be indicative of actual operating results for any future period. More information can be found set forth under "Risk Factors" in our Form 10-K filed with the Securities and Exchange Commission.

Unless the context otherwise indicates, references in this press release to "Global Geophysical Services," "Global Geophysical," "Global," "GGS," the "Company," "we," "us," "our," or "ours" refer to Global Geophysical Services, Inc. and its direct and indirect subsidiaries.

Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company believes EBITDA is useful to an investor in evaluating our operating performance because this measure is widely used by investors in the energy industry to measure a company's operating performance without regard to items excluded from the calculation of such term, which can vary substantially from company to company depending upon, among other factors, accounting methods, book value of assets, capital structure and the method by which assets were acquired. The Company further believes EBITDA helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from the Company's operating structure. EBITDA is also used as a supplemental financial measure by the Company's management in presentations to our board of directors, as a basis for strategic planning and forecasting, and as a component for setting incentive compensation.

EBITDA has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using EBITDA as an analytical tool include:

  EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or capital commitments;
  EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments on, our debt;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;
  and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Month Period Ended June 30,		Six Month Period Ended June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

REVENUES	$ 63,352	$ 97,372	$ 146,761	$ 193,483

OPERATING EXPENSES	55,298	71,975	127,668	132,668

GROSS PROFIT	8,054	25,397	19,093	60,815

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	20,609	12,086	36,649	27,626

INCOME (LOSS) FROM OPERATIONS	(12,555)	13,311	(17,556)	33,189

OTHER INCOME (EXPENSE)
Interest expense, net	(8,430)	(7,934)	(16,799)	(15,049)
Foreign exchange gain (loss)	(133)	(939)	44	(1,049)
Other expense	(185)	(236)	(228)	(420)
TOTAL OTHER EXPENSE	(8,748)	(9,109)	(16,983)	(16,518)

INCOME (LOSS) BEFORE INCOME TAXES	(21,303)	4,202	(34,539)	16,671

INCOME TAX EXPENSE (BENEFIT)	(5,402)	1,706	(6,972)	7,455

INCOME (LOSS) AFTER INCOME TAXES	(15,901)	2,496	(27,567)	9,216

NET LOSS, attributable to non-controlling interests	(115)	(50)	(239)	(260)

NET INCOME (LOSS), attributable to common shareholders	$ (15,786)	$ 2,546	$ (27,328)	$ 9,476

INCOME (LOSS) PER COMMON SHARE
Basic	$ (0.42)	$ 0.07	$ (0.72)	$ 0.26
Diluted	$ (0.42)	$ 0.07	$ (0.72)	$ 0.26

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	37,985	37,247	37,871	37,143
Diluted	37,985	37,247	37,871	37,143

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 10,681	$ 23,359
Restricted cash investments	1,440	1,830
Accounts receivable, net	43,153	51,766
Inventory	5,025	11,864
Income and other taxes receivable	815	1,472
Prepaid expenses and other current assets	28,644	21,480
TOTAL CURRENT ASSETS	89,758	111,771

MULTI-CLIENT LIBRARY, net	291,005	309,067

PROPERTY AND EQUIPMENT, net	91,502	100,172

GOODWILL	12,381	12,381

INTANGIBLE ASSETS, net	11,745	13,083

OTHER ASSETS	6,061	6,401

TOTAL ASSETS	$ 502,452	$ 552,875

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(In thousands)

	June 30, 2013	December 31, 2012
	(unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$ 37,609	$ 42,597
Current portion of long-term debt	92,431	22,970
Current portion of capital lease obligations	4,410	5,639
Income and other taxes payable	2,491	3,563
Deferred revenue	13,111	22,498
Other payables	1,666	3,059
TOTAL CURRENT LIABILITIES	151,718	100,326

DEFERRED INCOME TAXES, net	17,396	27,073

LONG-TERM DEBT, net of current portion and unamortized discount	244,191	311,250

CAPITAL LEASE OBLIGATIONS, net of current portion	3,494	4,176

NON-CONTROLLING INTERESTS	758	997

OTHER LIABILITIES	958	1,505

TOTAL LIABILITIES	418,515	445,327

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock	482	476
Additional paid-in capital	257,128	253,415
Accumulated deficit	(77,143)	(49,815)
	180,467	204,076
Less: treasury stock	96,530	96,528
TOTAL STOCKHOLDERS' EQUITY	83,937	107,548

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 502,452	$ 552,875

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Month Period Ended June 30,
	2013	2012
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss), attributable to common shareholders	$ (27,328)	$ 9,476
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation (net) and amortization expense	89,511	63,158
Non-cash revenue from Multi-client data exchange	--	(4,442)
Deferred tax expense	(9,677)	3,344
Gain on sale of assets	(2,925)	(9,881)
Other	4,502	3,586
Effects of changes in operating assets and liabilities	(13,922)	(5,425)
NET CASH PROVIDED BY OPERATING ACTIVITIES	40,161	59,816

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(6,559)	(18,949)
Investment in Multi-client library	(51,355)	(79,770)
Investment in unconsolidated subsidiary	(250)	(500)
Change in restricted cash investments	390	2,818
Purchase of intangibles	(1,637)	(2,849)
Proceeds from involuntary conversion	2,100	--
Proceeds from sale of assets	4,599	14,107
NET CASH USED IN INVESTING ACTIVITIES	(52,712)	(85,143)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from long-term debt	906	49,280
Net proceeds from (payments on) revolving credit facility	855	(16,940)
Debt issuance costs	(250)	(1,364)
Proceeds from sale and leaseback transaction	1,940	--
Principal payments on capital lease obligations	(3,911)	(3,665)
Purchase of treasury stock	(2)	(1)
Issuances of stock, net	335	432
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(127)	27,742

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(12,678)	2,415

CASH AND CASH EQUIVALENTS, beginning of period	23,359	21,525

CASH AND CASH EQUIVALENTS, end of period	$ 10,681	$ 23,940

Global Geophysical Services
Table 1: Segment Gross Margin Analysis
(In thousands, except percentages)

Three Month Period Ended June 30, 2013 (Unaudited):	Proprietary Services	Multi-client Services	Corporate	Total
Revenues	$ 26,774	$ 36,578	$ --	$ 63,352
Operating expenses (1) (2)	25,228	24,454	5,616	55,298
Gross margin	$ 1,546	$ 12,124	$ (5,616)	$ 8,054
SG&A (4)	--	5,932	14,677	20,609
Operating income (loss)	$ 1,546	$ 6,192	$ (20,293)	$ (12,555)
Gross margin %	5.8%	33.1%	--	12.7%

Three Month Period Ended June 30, 2012 (Unaudited):
Revenues	$ 58,578	$ 38,794	$ --	$ 97,372
Operating expenses (1) (2)	43,782	25,771	2,422	71,975
Gross margin	$ 14,796	$ 13,023	$ (2,422)	$ 25,397
SG&A (4)	--	--	12,086	12,086
Operating income (loss)	$ 14,796	$ 13,023	$ (14,508)	$ 13,311
Gross margin %	25.3%	33.6%	--	26.1%

Six Month Period Ended June 30, 2013 (Unaudited):
Revenue	$ 54,210	$ 92,551	$ --	$ 146,761
Operating expenses (1) (2)	47,912	72,008(3)	7,748	127,668
Gross margin	$ 6,298	$ 20,543	$ (7,748)	$ 19,093
SG&A (4)	--	5,932	30,717	36,649
Operating income	$ 6,298	$ 14,611	$ (38,465)	$ (17,556)
Gross margin %	11.6%	22.2%	--	13.0%

Six Month Period Ended June 30, 2012 (Unaudited):
Revenue	$ 123,413	$ 70,070	$ --	$ 193,483
Operating expenses (1) (2)	87,775	48,127	(3,234)	132,668
Gross margin	$ 35,638	$ 21,943	$ 3,234	$ 60,815
SG&A (4)	--	--	27,626	27,626
Operating income	$ 35,638	$ 21,943	$ (24,392)	$ 33,189
Gross margin %	28.9%	31.3%	--	31.4%

(1) Corporate operating expenses represent gain/loss on sale of assets and depreciation (net) associated with the assets not in utilization during the period.
(2) Multi-client Services operating expenses represent Multi-client amortization expense.
(3) Includes $13.0 million of library impairment charge.
(4) Multi-client Services SG&A expenses represent Multi-client sales commisions.

Global Geophysical Services
Table 2: Reconciliation of Net Income (Loss) to EBIT, EBITDA and Cash EBITDA (Non-GAAP Measures)(1)
(In thousands, except per share amounts)

	Three Month Period Ended June 30,				Six Month Period Ended June 30,
	2013		2012		2013		2012
	(in thousands, except per share amounts)				(in thousands, except per share amounts)
UNAUDITED	Amount	Per Share (4)	Amount	Per Share (4)	Amount	Per Share (4)	Amount	Per Share (4)

Net income (loss), attributable to common shareholders	$ (15,786)	$ (0.42)	$ 2,546	$ 0.07	$ (27,328)	$ (0.72)	$ 9,476	$ 0.26

Net loss, attributable to non-controlling interests	(115)		(50)		(239)		(260)
Income tax expense (benefit)	(5,402)		1,706		(6,972)		7,455
Interest expense, net	8,430		7,934		16,799		15,049
EBIT(1)	(12,873)	$ (0.34)	12,136	$ 0.33	(17,740)	$ (0.47)	31,720	$ 0.85

Add: Revenue based Multi-client amortization	23,013		23,690		56,303		43,587
Add: Non-revenue based Multi-client amortization(2)	1,441		2,081		15,705		4,540
Add: Depreciation (net) and other amortization (3)	9,366		7,168		17,503		15,031
EBITDA(1)	$ 20,947	$ 0.55	$ 45,075	$ 1.21	$ 71,771	$ 1.90	$ 94,878	$ 2.55

(1) EBIT, EBITDA, EBIT per share and EBITDA per share (as defined in the calculations above) are non-GAAP measurements.
(2) Includes library impairment charges and backstop amortization.
(3) Includes amortization of intangibles.
(4) Calculated using diluted weighted average shares outstanding.

Global Geophysical Services
Table 3: Selected Multi-client Services additional data (UNAUDITED)
(In thousands, except amortization rates)

	2010	2011	2012	YTD 2013	Q2-2013	Q2-2012
Multi-client Services revenues (period)
Pre-commitments	$ 109,109	$ 126,002	$ 109,539	$ 42,380	$ 14,098	$ 24,674
Late sales	16,376	48,319	41,641	50,170	22,480	10,610
Subtotal	125,485	174,321	151,180	92,550	36,578	35,284
Non-cash data swaps	9,382	3,113	5,328	--	--	3,510
Total Revenues	$ 134,867	$ 177,434	$ 156,508	$ 92,550	$ 36,578	$ 38,794

Multi-client Services amortization	$ 92,702	$ 112,668	$ 103,266	$ 72,008	$ 24,454	$ 25,771
Average amortization rate (%)	69%	64%	66%	78%	67%	66%

Revenues (cumulative)
Pre-commitments	$ 147,459	$ 273,461	$ 383,000	$ 425,380	$ 425,380	$ 313,778
Late sales	18,626	66,945	108,586	158,756	158,756	92,256
Subtotal	166,085	340,406	491,586	584,136	584,136	406,034
Non-cash data swaps	18,262	21,375	26,703	26,703	26,703	25,817
Total Revenues	$ 184,347	$ 361,781	$ 518,289	$ 610,839	$ 610,839	$ 431,851

Amortization (cumulative)	$ 130,476	$ 243,144	$ 346,410	$ 418,418	$ 418,418	$ 291,271
Average amortization rate (%)	71%	67%	67%	68%	68%	67%

Multi-client Services investment (period)
Cash	$ 170,755	$ 177,746	$ 165,127	$ 51,355	$ 23,367	$ 37,429
Capitalized depreciation	20,369	16,901	11,329	2,591	895	3,117
Non-cash data swaps (1)	10,079	4,360	3,642	--	--	4,288
Total	$ 201,203	$ 199,007	$ 180,098	$ 53,946	$ 24,262	$ 44,834

Investment (cumulative)
Cash	$ 230,277	$ 408,023	$ 573,150	$ 624,505	$ 624,505	$ 487,793
Capitalized depreciation	27,136	44,037	55,366	57,957	57,957	50,113
Non-cash data swaps (1)	18,959	23,319	26,961	26,961	26,961	26,156
Total	276,372	475,379	655,477	709,423	709,423	564,062

Cumulative amortization	130,476	243,144	346,410	418,418	418,418	291,272
Multi-client net book value	$ 145,896	$ 232,235	$ 309,067	$ 291,005	$ 291,005	$ 272,790

Multi-client Services backlog at period end	$ 137,430	$ 122,781	$ 66,018	$ 26,658	$ 26,658	$ 126,125

Multi-client Services deferred balance at period end	$ 41,059	$ 35,774	$ 20,010	$ 9,343	$ 9,343	$ 36,338

Net cash (cash revenue - cash investment), cumulative	$ (64,192)	$ (67,617)	$ (81,564)	$ (40,369)	$ (40,369)	$ (81,759)

Pre-commitments minus cash investment, cumulative	$ (82,818)	$ (134,562)	$ (190,150)	$ (199,125)	$ (199,125)	$ (174,015)

(1) Includes non-cash data swap investment recorded as deferred revenue.

Conference Call and Webcast Information

Global Geophysical has scheduled a conference call as detailed below:

Conference Topic: Global Geophysical Services Q2 2013 Earnings Call
Date of Call: Tuesday, August 6, 2013
Time of Call: 11:00 a.m. Eastern Time (10:00 a.m. Central; 9:00 a.m. Mountain; 8:00 a.m. Pacific)

Participant Operator Assisted Toll-Free Dial-In Number: (877) 312-5527
Participant Operator Assisted International Dial-In Number: (253) 237-1145

Investors and analysts are invited to participate in the call by phone or via the internet webcast at: http://ir.globalgeophysical.com/.

The webcast from the call will be available for on-demand replay on our investor relations website at: http://ir.globalgeophysical.com/results.cfm
CONTACT: Mathew Verghese
         Chief Financial Officer
         ir@globalgeophysical.com
         Phone: 713-808-1750
         Fax: (713) 972-1008
         www.globalgeophysical.com